Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-163996 and No.333-160626) and on Form S-8 (No.333-143275 and No.333-44999) of Ocwen Financial Corporation of our report dated June 17, 2010 relating to the financial statements of HomEq Servicing, which appears in the Current Report on Form 8-K/A of Ocwen Financial Corporation dated November 18, 2010.

/s/ PricewaterhouseCoopers LLP
New York, New York

November 18, 2010